Exhibit 99.1

News From

Buena, NJ 08310

Release Date: May 6, 2019

Contact:	Damian Finio Teligent, Inc. (856) 336-9117 www.teligent.com

TELIGENT, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS

BUENA, NJ - (GlobeNewswire) - Teligent, Inc. (NASDAQ: TLGT), a New Jersey-based specialty generic pharmaceutical company, today announced its financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•Net revenues of $13.1 million for the first quarter of 2019, a decrease from the $14.5 million reported in the same quarter in 2018

•Gross margin of 44% for the first quarter of 2019, an 800 basis point increase from 36% reported in the same quarter in 2018, driven by a more favorable customer and product mix

•Operating loss was $2.7 million in the first quarter of 2019, a 23% improvement from the operating loss of $3.5 million reported in the same quarter in 2018

•Operating loss includes $3.0 million of research and development costs in the first quarter of 2019, compared to $3.4 million reported in the same quarter in 2018

•As a result of the fluctuation in foreign exchange rates during the first quarter of 2019, the Company recorded a non-cash loss in the amount of $0.8 million related to the foreign currency translation of our intercompany loans and other balances held in foreign currencies, compared to a non-cash gain in the amount of $1.3 million in the same quarter in 2018

•Adjusted EBITDA was a loss of $0.7 million in the first quarter of 2019, a 53% improvement from the EBITDA loss of $1.5 million reported in the same quarter in 2018

•The Company received approval for four ANDAs during the first quarter for the following products: Gentamicin Sulfate Ointment USP, 0.1%, Clobetasol Propionate Ointment USP, 0.05%, Desonide Ointment, 0.05%, Fluocinonide Topical Solution USP, 0.05%

“Teligent’s first quarter 2019 revenues are in line with expectations and I am pleased to see the year on year improvement in gross margin and profitability. This further supports the positive consequences of the decisions taken in the back half of last year to optimize the commercial viability of our in-line product portfolio.” said Jason Grenfell-Gardner, President and Chief Executive Officer.

Mr. Grenfell-Gardner remarked, “We continue to outpace the market in terms of ANDA approvals having received five to date already in 2019, which brings our total to 36 approved ANDAs from our internal development pipeline. And, as communicated previously, our response to the FDA’s complete response letter on our orphan drug application was submitted on April 16th.” Mr. Grenfell-Gardner continued, “In addition to achieving our 2019 financial guidance of double-digit top-line growth, gross margin greater than 40% and an adjusted EBITDA Margin greater than 10%, our entire organization is focused on preparing for the FDA’s prior approval inspection of our new injectable manufacturing facility.”

"We remain confident in our business and look forward to launching our first injectable product out of our state-of-the-art expanded manufacturing facility in Buena, NJ before year end” Mr. Grenfell-Gardner concluded.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Teligent, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. Teligent, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial information required in accordance with U.S. generally accepted accounting principles (GAAP), Teligent is also presenting EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research which are non-GAAP financial measures. Since EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs are non-GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Teligent's definition of Adjusted EBITDA and adjusted net loss  may not be comparable to similarly titled non-GAAP financial measures reported by other companies.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net loss, plus:

Depreciation expense

Amortization of intangibles

Impairment losses

Interest expense, net

Amortization of debt issuance costs and debt extinguishment

Provision for income taxes

Foreign currency exchange (loss)/gain

Non-cash expenses, such as share-based compensation expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

While the Company uses EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company's performance, it is open to certain shortcomings. EBITDA and Adjusted EBITDA do not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omit share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Due to the inherent limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA before product development and research costs, the Company's management utilizes comparable GAAP financial measures to evaluate the business in conjunction with EBITDA and Adjusted EBITDA and encourages investors to do likewise.

The Company also presents a non-GAAP financial measure of adjusted net income (loss) and adjusted net income (loss) per diluted share, to show the adjusted net income when EBITDA adjustments are added back or subtracted out of the traditional GAAP reported net income (loss). Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

TELIGENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share information)

	Three months ended March 31,
	2019	2018

Revenue, net	$13,122	$14,545

Costs and Expenses:
Cost of revenues	7,360	9,325
Selling, general and administrative expenses	5,513	5,360
Product development and research expenses	2,989	3,391
Total costs and expenses	15,862	18,076
Operating loss	(2,740)	(3,531)

Other Income (Expense):
Foreign currency exchange (loss)/gain	(844)	1,325
Debt partial extinguishment of 2019 Notes	(185)	—
Interest and other expense, net	(4,947)	(2,572)
Loss before income tax expense	(8,716)	(4,778)

Income tax expense	8	24

Net loss	$(8,724)	$(4,802)

Basic and diluted loss per share	$(0.16)	$(0.09)

Weighted average shares of common stock outstanding:
Basic and diluted shares	53,805,983	53,458,513

TELIGENT, INC. AND SUBSIDIARIES
GROSS TO NET DEDUCTIONS
(in thousands)

	Three months ended March 31,
	2019	2018

Gross product sales	$27,414	$36,548

Reduction to gross product sales:
Chargebacks and billbacks	10,886	16,915
Wholesaler fees for service	1,766	635
Sales discounts and other allowances	2,267	5,762
Total reduction to gross product sales	14,919	23,312

Product sales, net	12,495	13,236

Contract manufacturing product sales	542	1,298

Research and development services and other income	85	11

Total product sales, net	$13,122	$14,545

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Three months ended March 31,
	2019		2018

Net loss	$(8,724)		$(4,802)

Depreciation	876		561
Amortization of intangibles	756		791
Impairment losses	—		22
Interest (income)/expense, net	3,424	(1)	(22)
Amortization of debt issuance costs and debt extinguishment	1,708		2,594
Provision for income taxes	8		24
EBITDA	(1,952)		(832)

Foreign currency exchange loss/(gain)	844		(1,325)
EBITDA after foreign currency exchange loss/(gain)	(1,108)		(2,157)
Non-cash stock-based compensation expense	368		620
Adjusted EBITDA	(740)		(1,537)

Product development and research expenses	2,666		3,391

Adjusted EBITDA before product development and research expenses	$1,926		$1,854

 (1) Includes $2,020 of payment in kind interest

TELIGENT, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTED NET LOSS
(in thousands, except share and per share information)

	Three months ended March 31,
	2019	2018

Net loss	$(8,724)	$(4,802)

Amortization of debt issuance costs and debt extinguishment	1,708	2,594
Provision for income taxes	8	24
Amortization of intangibles	756	791
Impairment losses	—	22
Foreign currency exchange loss/(gain)	844	(1,325)
Non-cash stock-based compensation expense	368	620
Adjusted net loss	$(5,040)	$(2,076)

Non-GAAP adjusted net loss per diluted share	$(0.09)	$(0.04)